Exhibit 10.71

GENERAL SECURITY AGREEMENT

THIS GENERAL SECURITY AGREEMENT (this “Agreement”) is dated as of December 29, 2017 between Micron Solutions, Inc., a Delaware corporation (the “Debtor”) and Rockland Trust Company, a Massachusetts trust company (together with its successors and assigns, the “Secured Party”).

W I T N E S S E T H:

WHEREAS, Micron Products Inc., a Massachusetts corporation (“Borrower”), and Secured Party have entered into financing arrangements as more fully set forth in the Credit Agreement (as defined below) and the other Loan Documents (as defined below);

WHEREAS, Debtor has guaranteed, on a joint and several basis, the prompt payment and performance of certain indebtedness and certain other obligations of Borrower to Secured Party as set forth in that General Continuing Guaranty, dated on or about the date hereof, by Debtor in favor of Secured Party (as amended, modified, supplemented or restated, the “Guaranty”); and

WHEREAS, as collateral security for the obligations of Debtor under the Guaranty, Debtor has agreed to grant Secured Party a security interest in and lien upon substantially all assets and properties of Debtor in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extension of credit heretofore, now or hereafter made by Secured Party to or for the benefit of Debtor, the parties hereto hereby agree as follows:

1.    DEFINITIONS; CONSTRUCTION.

(a)    Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. All terms defined in the Code (as defined below) and not otherwise defined herein, including by reference to the Credit Agreement, shall have the meanings assigned to them in the Code, provided that, to the extent the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 shall govern. The following terms, as used in this Agreement, shall have the following meanings:

“Applicable State” means the Commonwealth of Massachusetts.

“Code” means the Uniform Commercial Code as in effect from time to time in the Applicable State.

“Collateral” means, collectively, (i) all properties, assets and rights of Debtor, wherever located, whether now owned or hereafter acquired or arising, and all Proceeds and products thereof, including: all Accounts, Chattel Paper (including Electronic Chattel Paper), Commercial Tort Claims, Deposit Accounts, Documents, General Intangibles, Goods, Inventory (including all merchandise and other Goods, and all additions, substitutions and replacements thereof, together with all Goods and materials used or usable in manufacturing, processing, packaging or shipping such Inventory), Equipment, Instruments, Investment Property, Letter-of-Credit Rights, returned

Goods, and Supporting Obligations, (ii) all reserves, matured funds, credit balances and other property of Debtor in Secured Party’s possession, (iii) all rights of stoppage in transit, replevin, repossession, reclamation and all other rights and remedies of an unpaid vendor, (iv) all of Debtor’s Records, (v) all insurance policies and Proceeds and rights relating thereto, and (vi) all other assets and properties of Debtor in or upon which Secured Party is granted or holds a Lien pursuant to the Loan Documents. Notwithstanding the foregoing, or anything to the contrary herein, the Collateral shall not include the Excluded Collateral.

“Credit Agreement” means the Credit and Security Agreement, dated on or about the date hereof, between Secured Party and Borrower.

“Event of Default” shall means an “Event of Default” as defined in the Credit Agreement.

“Excluded Collateral” means (i) voting Stock of any CFC, solely to the extent that such Stock represents more than 65% of the outstanding voting Stock of such CFC, (ii) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of Debtor if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided, that, (A) the foregoing exclusions of this clause (ii) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is unenforceable under Section 9- 406, 9-407, 9-408, or 9-409 of the Code or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Secured Party’s security interest or lien notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement and (B) the foregoing exclusions of clauses (i) and (ii) shall in no way be construed to limit, impair, or otherwise affect any of Secured Party’s continuing security interests in and liens upon any rights or interests of Debtor in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, license agreement, or Stock (including any Accounts or Stock), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement, or Stock), (iii) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to- use trademark application shall be considered Collateral, and (iv) vehicles subject to a certificate of title statute to the extent that the initial acquisition price was or is, as applicable, less than $20,000.

“Loan Documents” means “Loan Documents” as defined in the Credit Agreement.

“Obligations” means “Guarantied Obligations” as defined in the Guaranty.

(b)    Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Secured Party or Debtor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of Debtor and Secured Party. Any reference herein to the satisfaction or payment in full of the Obligations shall mean the payment in full in cash (or cash collateralization in accordance with the terms of the Credit Agreement or any other Loan Documents) of all Obligations other than unasserted contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the Lender to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of the Credit Agreement or any other Loan Documents and the full and final termination of any commitment to extend any financial accommodations under the Credit Agreement and any other Loan Documents. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein  shall  be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein. The captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

2.    GRANT OF SECURITY INTEREST.

To secure the prompt payment, performance and observance in full of all Obligations, Debtor hereby grants to Secured Party a continuing security interest in, a lien upon and a right of setoff against all Collateral.

3.    RIGHTS AND REMEDIES ON DEFAULT.

Without limiting any rights or remedies Secured Party may have pursuant to this Agreement, the other Loan Documents, under applicable law or otherwise, upon the occurrence and during the continuation of an Event of Default:

(a)    Secured Party may take any and all actions and avail itself of any and all rights and remedies available to Secured Party under this Agreement, any other Loan Document, under law or in equity (including all rights of a secured creditor under the Code), and the rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law or otherwise.

(b)    Secured Party may, but shall be under no obligation to, (i) notify all appropriate parties that the Collateral, or any part thereof, has been assigned to Secured Party, (ii) demand, sue for, collect and give receipts for and take all necessary or desirable steps to collect any Collateral or Proceeds in its or Debtor’s name, and apply any such collections against the Obligations as Secured Party may elect, (iii) take control of any Collateral and any cash and non-cash Proceeds of any Collateral, (iv) enforce, compromise, extend, renew, settle or discharge any rights or benefits of Debtor with respect to or in and to any Collateral, or deal with the Collateral as Secured Party may deem advisable, and (v) make any compromises, exchanges, substitutions or surrenders of Collateral as Secured Party deems necessary or proper in its reasonable discretion, including extending the time of payment, permitting payment in installments, or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to, consent of, or any other action of Debtor and without otherwise discharging or affecting the Obligations, the Collateral or the security interests granted to Secured Party under this Agreement or any other Loan Document.

(c)    Secured Party may file proofs of loss and claim with respect to any of the Collateral with the appropriate insurer, and may endorse in its own and Debtor's name any checks or drafts constituting Proceeds of insurance. Any Proceeds of insurance received by Secured Party may be applied by Secured Party against payment of all or any portion of the Obligations as Secured Party may elect in its reasonable discretion.

(d)    Secured Party may take possession of the Collateral and, without removal, render Debtor's Equipment unusable. Upon Secured Party's request, Debtor shall assemble the Collateral and make it available to Secured Party at a place or places to be designated by Secured Party.

(e)    Secured Party may and without any notice to, consent of or any other action by Debtor (such notice, consent or other action being expressly waived), set-off or apply (i) any and all deposits (general or special, time or demand, provisional or final) at any time held by or for the account of Secured Party or any Affiliate of Secured Party, and (ii) any Indebtedness at any time owing by Secured Party or any Affiliate of Secured Party to or for the credit or the account of Debtor, to the repayment of the Obligations irrespective of whether any demand for payment of the Obligations has been made.

(f)    (i)    Secured Party may, without demand, advertising or notice, all of which Debtor hereby waives (except as the same may be required by the Code or other applicable law and is not waivable under the Code or such other applicable law), at any time or times in one or more public or private sales or other dispositions, for cash, on credit or otherwise, at such prices and upon such terms as determined by Code (provided such price and terms are commercially reasonable within the meaning of the Code to the extent such sale or other disposition is subject to the Code requirements that such sale or other disposition must be commercially reasonable), (A) sell, lease, license or otherwise dispose of any and all Collateral, or (B) deliver and grant options to a third party to purchase, lease, license or otherwise dispose of any and all Collateral. Secured Party may sell, lease, license or otherwise dispose of any Collateral in its then-present condition or following any preparation or processing deemed necessary by Secured Party in its reasonable discretion. To the extent permitted by applicable law, Secured Party may be the purchaser at any such public or private sale or other disposition of

Collateral, and in such case Secured Party may make payment of all or any portion of the purchase price therefor by the application of all or any portion of the Obligations due to Secured Party to the purchase price payable in connection with such sale or disposition. Secured Party may, if it deems it reasonable, postpone or adjourn any public sale of any Collateral from time to time by an announcement at the time and place of the sale to be so postponed or adjourned without being required to give a new notice of sale or disposition; provided,  however, that Secured Party shall provide Debtor with written notice of the time and place of such postponed or adjourned sale. Debtor hereby acknowledge and agree that Secured Party's compliance with any requirements of applicable law in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any sale, lease, license or other disposition of such Collateral.

(ii)    Debtor shall remain liable for all amounts of the Obligations remaining unpaid as a result of any deficiency of the Proceeds of the sale, lease, license or other disposition of Collateral after such Proceeds are applied to the Obligations as provided in this Agreement.

(iii)    Secured Party may sell, lease, license or otherwise dispose of the Collateral without giving any warranties and may specifically disclaim any and all warranties, including warranties of title, possession, merchantability and fitness for a particular purpose. Debtor hereby acknowledges and agrees that Secured Party's disclaimer of any and all warranties in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any such disposition of the Collateral. If Secured Party sells, leases, licenses or otherwise disposes of any of the Collateral on credit, Debtor will be credited only with payments actually made in cash by the recipient of such Collateral and received by Secured Party and applied to the Obligations. If any Person fails to pay for Collateral acquired pursuant this Section 3.3(f) on credit, Secured Party may re-offer the Collateral for sale, lease, license or other disposition.

(g)    (i)    All rights of Debtor to exercise any of the voting and  other consensual rights which it would otherwise be entitled to exercise in accordance with the terms hereof with respect to any Investment Property, and to receive any dividends, payments, and other distributions which it would otherwise be authorized to receive and retain in accordance with the terms hereof with respect to any Investment Property, shall immediately, at the election of Secured Party (without requiring any notice) cease, and all such rights shall thereupon become vested solely in Secured Party, and Secured Party (personally or through an agent) shall thereupon be solely authorized and empowered, without notice, to (a) transfer and register in its name, or in the name of its nominee, the whole or any part of the Investment Property, it being acknowledged by Debtor that any such transfer and registration may be effected by Secured Party through its irrevocable appointment as attorney-in-fact pursuant to Section 3.3(g)(ii), (b) exchange certificates and/or instruments representing or evidencing Investment Property for certificates and/or instruments of smaller or larger denominations, (c) exercise the voting and all other rights as a holder with respect to all or any portion of the Investment Property (including all economic rights, all control rights, authority and powers, and all status rights of Debtor as a member or as a shareholder (as applicable) of the issuer of such Investment Property), (d) collect and receive all dividends and other payments and distributions made thereon, (e) notify the parties obligated on any Investment Property to make payment to Secured Party of any amounts due or to become due thereunder, (f) endorse instruments in the name of Debtor to allow collection of any Investment Property, (g) enforce collection of any of the Investment Property by suit or otherwise, and surrender, release, or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any liabilities of any nature of any Person with respect thereto, (h) consummate any sales of Investment Property or exercise any other rights as set forth in Section 3.3(f), (i) otherwise act with respect to the Investment Property as though Secured Party were the outright owner thereof, and (j) exercise any other rights or remedies Secured Party may have under the other Loan Documents, the Code, other applicable law, or otherwise.

(ii)    DEBTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS SECURED PARTY AS ITS PROXY AND ATTORNEY-IN-FACT FOR DEBTOR WITH RESPECT TO ALL OF DEBTOR'S INVESTMENT PROPERTY WITH THE RIGHT, DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, WITHOUT NOTICE, TO TAKE ANY OF THE FOLLOWING ACTIONS: (A) TRANSFER AND REGISTER IN SECURED PARTY'S NAME, OR IN THE NAME OF ITS NOMINEE, THE WHOLE OR ANY PART OF THE INVESTMENT PROPERTY, (B) VOTE THE INVESTMENT PROPERTY, WITH FULL POWER OF SUBSTITUTION TO DO SO, (C) RECEIVE AND COLLECT ANY DIVIDEND OR ANY OTHER PAYMENT OR DISTRIBUTION IN RESPECT OF, OR IN EXCHANGE FOR, THE INVESTMENT PROPERTY OR ANY PORTION THEREOF, TO GIVE FULL DISCHARGE FOR THE SAME AND TO INDORSE ANY INSTRUMENT MADE PAYABLE TO DEBTOR FOR THE SAME, (D) EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES, AND REMEDIES (INCLUDING ALL ECONOMIC RIGHTS, ALL CONTROL RIGHTS, AUTHORITY AND POWERS, AND ALL STATUS RIGHTS OF DEBTOR AS A MEMBER OR AS A SHAREHOLDER (AS APPLICABLE) OF THE ISSUER OF SUCH INVESTMENT PROPERTY) TO WHICH A HOLDER OF THE INVESTMENT PROPERTY WOULD BE ENTITLED (INCLUDING, WITH RESPECT TO THE INVESTMENT PROPERTY, GIVING OR WITHHOLDING WRITTEN CONSENTS OF MEMBERS OR SHAREHOLDERS, CALLING SPECIAL MEETINGS OF MEMBERS OR SHAREHOLDERS, AND VOTING AT SUCH MEETINGS), AND (E) TAKE ANY ACTION AND EXECUTE ANY INSTRUMENT WHICH LENDER MAY DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT.

(iii)    In order to further effect the foregoing transfer of rights in favor of Secured Party, during the continuance of an Event of Default, Debtor hereby authorizes and instructs each issuer of Investment Property pledged by Debtor to comply with any instruction received by such issuer from Secured Party without any other or further instruction from Debtor, and Debtor acknowledges and agrees that each such issuer shall be fully protected in so complying, and to pay any dividends, distributions, or other payments with respect to any of the Investment Property directly to Secured Party.

(iv)    Upon exercise of any proxy set forth herein, all prior proxies given by Debtor with respect to any Investment Property, as applicable (other than to Secured Party), are hereby revoked, and no subsequent proxies (other than to Secured Party) will be given with respect to any Investment Property by Debtor, unless Secured Party otherwise subsequently agrees in writing. Secured Party, as proxy, will be empowered and may exercise the irrevocable proxy to vote the other Investment Property at any and all times during the existence of an Event of Default, including at any meeting of shareholders or members, as the case may be, however called, and at any adjournment thereof, or in any action by written consent, and may waive any notice otherwise required in connection therewith. To the fullest extent permitted by applicable law, Secured Party shall have no agency, fiduciary, or other implied duties to Debtor, any issuer of Investment Property, or any other Person when acting in its capacity as such proxy or attorney-in-fact. Debtor hereby waives and releases any claims that it may  otherwise  have against Secured Party with respect to any breach, or alleged breach, of any such agency, fiduciary, or other duty.

(v)    Any transfer to Secured Party or its nominee, or registration in the name of Secured Party or its nominee, of the whole or any part of the Investment Property shall be made solely for purposes of effectuating voting or other consensual rights with respect to the Investment Property in accordance with the terms of this Agreement and is not intended to effectuate any transfer of ownership of any of the Investment Property. Notwithstanding the delivery by Secured Party of any instruction to any issuer of Investment Property or any exercise by Secured Party of an irrevocable proxy or otherwise, Secured Party shall not be deemed the owner of, or assume any obligations or any liabilities whatsoever of the owner or holder of, any Investment Property unless and until Secured Party expressly accepts such obligations in a duly authorized and executed writing and agrees in writing to become bound by the applicable organizational documents or otherwise becomes the owner thereof under applicable law (including through a sale as described in Section 3.3(f)). The execution and delivery of this Agreement shall not subject Secured Party to, or transfer or pass to Secured Party, or in any way affect or modify, the liability of Debtor under the organizational documents of any issuer or any related agreements, documents, or instruments or otherwise. In no event shall the execution and delivery of this Agreement by Secured Party, or the exercise by Secured Party of any rights hereunder or assigned hereby, constitute an assumption of any liability or obligation whatsoever of Debtor to, under, or in connection with any of the issuer or any related agreements, documents, or instruments or otherwise.

(h)    Secured Party shall have the right in Secured Party's sole discretion to determine which rights, security, Liens or remedies Secured Party may at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way impairing, modifying or affecting any of Secured Party's other rights, security, Liens or remedies with respect to such Property, or any of Secured Party's rights or remedies under this Agreement or any other Loan Document.

(i)    Debtor agrees that Secured Party shall not have any obligation to preserve rights to any Collateral against prior parties or to marshal any Collateral of any kind for the benefit of any other creditor of Debtor or any other Person. Secured Party shall not be responsible to Debtor or any other Person for loss or damage resulting from Secured Party's failure to enforce its Liens or collect any Collateral or Proceeds or any monies due or to become due under the Obligations or any other liability or obligation of Debtor to Secured Party.

(j)    Except as otherwise expressly provided for in this Agreement or by non- waivable applicable law, Debtor waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Secured Party on which Debtor may in any way be liable, and hereby ratifies and confirms whatever Secured Party may do in this regard, (b) to the extent permitted by applicable law, all rights to notice and a hearing prior to Secured Party's taking possession or control of, or to Secured Party's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Secured Party to exercise any of its remedies and (c) the benefit of all valuation, appraisal, marshalling and exemption laws.

4.    REPRESENTATIONS, WARRANTIES AND COVENANTS.

(a)    Title. Debtor has good title to the Collateral that is pledged by it pursuant to this Agreement or the other Loan Documents and has exclusive right to grant a security interest in such Collateral. The Collateral is not subject to any Liens except in favor of Secured Party and except for Permitted Liens.

(b)    Changes in Name, Constituent Documents, Location. Without giving Secured Party at least 30 days’ prior written notice, Debtor will not change its name, chief executive office, principal residence, organizational documents, organizational identification number, state of organization, organizational identity, or “location” as defined in Section 9-307 of the Code. Debtor will not change its chief executive officer, chief financial officer or chief operating officer, or any officer of similar title or authority, without giving Secured Party prompt notice of (but in any event within 10 days after) such change.

(c)    Commercial Tort Claims. Debtor shall promptly notify Secured Party in writing if it has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $50,000) and shall take such actions as Secured Party deems appropriate to subject such claim to a duly perfected, first priority Lien in favor of Secured Party.

(d)    Certain After-Acquired Collateral. Debtor shall promptly notify Secured Party in writing if, after the Closing Date, it obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper (with a face amount greater than $25,000), Documents, Instruments (with a face amount greater than $25,000), Intellectual Property, Investment Property or Letter-of-Credit Rights (with a face amount greater than $25,000) and, upon Secured Party's request, shall promptly take such actions as Secured Party deems appropriate to effect Secured Party's duly perfected, first priority Lien upon such Collateral, including obtaining any appropriate possession or control agreement. If any Collateral is in the possession of a third party, at Secured Party's request, Debtor shall obtain a Collateral Access Agreement in respect thereof.

5.    MISCELLANEOUS.

(a)    Modification of Agreement; Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Debtor and Secured Party.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Debtor and Secured Party; provided that Debtor shall not assign or transfer any of its interests, right or obligations under this Agreement without Secured Party's prior written consent.

(b)    Costs and Expenses. Debtor shall pay to Secured Party, on demand, all out-of-pocket reasonable costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Secured Party’s rights in the Collateral, this Agreement and the other Loan Documents, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect of this Agreement and/or the other Loan Documents, including (i) all out-of-pocket reasonable costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable) relating hereto, (ii) insurance premiums, appraisal fees, field examination charges and search fees, subject to the limitations set forth in the Credit Agreement, (iii) out-of-pocket reasonable costs and expenses of preserving, protecting, inspecting or examining the Collateral, (iv) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Secured Party, selling or otherwise realizing upon the Collateral, enforcing the provisions of this Agreement and the other Loan Documents to which Debtor is a party, and/or defending any claims made or threatened against Secured Party arising out of the transactions contemplated by this Agreement and the Loan Documents to which Debtor is a party (including preparations for and consultations concerning any such matters), and (v) the reasonable fees and disbursements of outside counsel (including legal assistants) to Secured Party in connection with any of the foregoing. All fees, costs, expenses and other amounts payable by Debtor under this Section 5(b) shall constitute Obligations secured by the Collateral.

(c)    Waivers by Debtor. Except as otherwise provided for in this Agreement, to the extent permitted by applicable law, Debtor waives (i) presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Secured Party on which Debtor may in any way be liable and hereby ratifies and confirms whatever Secured Party may do in this regard, and (ii) to the extent permitted by applicable law, the benefit of all valuation, appraisement and exemption laws. Debtor acknowledges that it has been advised by counsel with respect to this Agreement and the transactions evidenced by this Agreement.

(d)    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions to this Agreement.

6.    GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Applicable State, without giving effect to the principles of conflicts of laws.

7.    JURY TRIAL WAIVER; VENUE.

(a)    DEBTOR AND SECURED PARTY HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH DEBTOR AND SECURED PARTY MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT OR (B) THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY DEBTOR AND SECURED PARTY, AND DEBTOR AND SECURED PARTY HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. DEBTOR FURTHER REPRESENTS THAT EACH HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT DEBTOR AND SECURED PARTY HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

(b)    DEBTOR AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT MAY BE TRIED AND LITIGATED IN THE COMMONWEALTH OF MASSACHUSETTS AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE DISTRICT OF MASSACHUSETTS; PROVIDED,  HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT SECURED PARTY’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SECURED PARTY ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. DEBTOR WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT DEBTOR MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 7.

8.    NOTICES.

All notices and other communications hereunder to Secured Party shall be in writing and shall be mailed, sent, or delivered in accordance the notice provision set forth in the Credit Agreement. All notices and other communications hereunder to Debtor shall be in writing and shall be mailed, sent, or delivered in care of Borrower in accordance with the notice provisions set forth in the Credit Agreement.

9.    COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same  agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other method of electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

DEBTOR:

MICRON SOLUTIONS, INC.

By:	/s/ SALVATORE EMMA, JR.
	Name:	SALVATORE EMMA, JR.
	Title:	PRESIDENT & CEO

AGREED:

SECURED PARTY:

ROCKLAND TRUST COMPANY

By:	/s/ Thomas Meehan
	Name:	Thomas Meehan
	Title:	Relationship Manager

Signature Page to General Security Agreement